EXHIBIT 99.1

Till Announces Investment Banking Engagements to Market Certain Assets

HAMILTON, Bermuda, Nov. 14, 2017 (GLOBE NEWSWIRE) -- Till Capital Ltd. (NASDAQ:TIL) (TSX.V:TIL) (the “Company” or “Till”), a Bermuda domiciled company, announces that it has signed two Engagement Agreements (the “Agreements”) with two different investment banking firms for the sale of certain assets.  Specifically, Till has decided to pursue the sale of its wholly-owned Canadian subsidiary Omega Insurance Holdings, Inc. (“Holdings”), and its Springer Tungsten Mine and Mill Complex (the “Springer Project”) located in Pershing County, Nevada.

To date, although potential buyers have been identified, no definitive agreement for the sale of either of these assets has been reached, nor can any assurances be given as to the potential outcome or timing of any transaction, should it occur. The Company does not intend to disclose or comment on developments related to these processes unless and until the Board has approved a specific transaction or otherwise determined that further disclosure is appropriate.

Till's management and board of directors believe that the sale of Holdings and the Springer Project will allow Till to focus on increasing shareholder value and its original business strategy.  Further details regarding the impact of those sales may be found in the Company’s third-quarter filings on EDGAR and SEDAR.

Reported by:

John T. Rickard
Director and Chief Executive Officer
(208) 635-5415

Till Capital Ltd.

Till Capital Ltd. is a Bermuda-domiciled company with two wholly-owned subsidiaries, Omega Insurance Holdings Inc. and Resource Re Ltd.  Omega Insurance Holdings Inc. owns Omega General Insurance Company, a Canadian insurance company offering innovative and customized insurance industry solutions, including fronting and run-off services for insurers/reinsurers, within the Canadian marketplace.  Omega Insurance Holdings Inc. also operates Focus Group Inc., a consulting and project management company servicing the local and international needs of its Property Casualty Insurance clients. Resource Re Ltd. is a Bermuda-domiciled reinsurance company regulated by the Bermuda Monetary Authority with a Class 3A insurance license directed to underwrite reinsurance policies within a long-term investment strategy.

For additional information:

Till Capital Ltd.
208-635-5415
info@tillcap.com
www.tillcap.com

Cautionary Note

At this time, the Company has no current plans to provide earnings guidance due to the volatility of investment returns.

The Till Capital shares are restricted voting shares, whereby no single shareholder of Till Capital is able to exercise voting rights for more than 9.9% of the voting rights of the total issued and outstanding Till Capital shares (the “9.9% Restriction”). However, if any one shareholder of Till Capital beneficially owns, or exercises control or direction over, more than 50% of the issued and outstanding Till Capital shares, the 9.9% Restriction will cease to apply to the Till Capital shares.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy any securities of Till Capital or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. Trading in the securities of Till Capital should be considered speculative.

Neither the TSX Venture Exchange nor its Regulatory Service Provider (as that term is defined in the policies of the TSX Venture Exchange) nor the Bermuda Monetary Authority accepts responsibility for the adequacy or accuracy of this release.

Cautionary Statement Regarding Forward Looking Information
Except for statements of historical fact, this news release contains certain “forward-looking information” within the meaning of applicable securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, and generally can be identified by phrases such as “plan”, “except”, “project”, “intend”, “believe”, “anticipate”, “estimate”, “will”, “could” and other similar words, or statements that certain events or conditions “may” occur.   Such forward-looking statements include, but are not limited to, those relating to the filing of the Company’s financial statements and the potential sale of Holdings and the Springer Project, and are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements. These and all subsequent written and oral forward-looking information are based on estimates and opinions of management on the dates they are made and are expressly qualified in their entirety by this notice. Except as required by law, Till Capital assumes no obligation to update forward-looking information should circumstances or management’s estimates or opinions change.